      As filed with the Securities and Exchange Commission on July 20, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          MICROTEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           77-0226211
          --------                                           ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
        ----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

               MICROTEL INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)

             CARMINE T. OLIVA, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MICROTEL INTERNATIONAL, INC.
                          9485 HAVEN AVENUE, SUITE 100
                       RANCHO CUCAMONGA, CALIFORNIA 91730
                       ----------------------------------
                     (Name and address of agent for service)

                                 (909) 987-9220
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=================================== =================== ======================= ======================= =====================
                                                               PROPOSED                PROPOSED
    TITLE OF SECURITIES TO BE          AMOUNT TO BE        MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
            REGISTERED                REGISTERED(1)      PRICE PER SHARE (2)      OFFERING PRICE (2)      REGISTRATION FEE
----------------------------------- ------------------- ----------------------- ----------------------- ---------------------
Common Stock, $.0033
par value..........................   2,000,000 Shares          $0.41                  $820,000                 $205.00
=================================== =================== ======================= ======================= =====================

(1) Represents shares issuable upon exercise of options to be granted under the Registrant's 2000 Stock Option Plan. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.
(2) Calculated pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on July 18, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). We will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to MicroTel International, Inc., 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730, Attention:
Chief Financial Officer. Our telephone number is (909) 987-9220.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

         (a) Amendment No. 2 to the Registrant's Annual Report on Form 10-K (File No. 001-10346) for the fiscal year ended December 31, 2000, filed with the Commission on May 25, 2001.

         (b) The Registrant's Definitive Proxy Statement in connection with the Registrant's Special Meeting of Stockholders held January 16, 2001, filed with the Commission on December 4, 2000.

         (c) The Registrant's Definitive Proxy Statement in connection with the Registrant's Annual Meeting of Stockholders held on June 22, 2001, filed with the Commission on May 31, 2001.

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 21, 2001.

         (e) All other reports of the Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

         (f) The description of the Registrant's securities contained in Amendment No. 4 to the Registrant's registration statement on Form S-1 (Registration No. 333-41580), filed under the Securities Act on July 9, 2001, together with any amendment or report filed for the purpose of amending or updating such description.

         (g) Information concerning options issued under the Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

         All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       Description of Securities.
              -------------------------

         Not Applicable

ITEM 5.       Interests of Named Experts and Counsel.
              --------------------------------------

         Not Applicable

ITEM 6.       Indemnification of Directors and Officers.
              -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

         Article Fifth of the Registrant's Certificate of Incorporation provides for the elimination of personal liability for a director for breach of fiduciary duty as permitted by 102(b)(7) of the Delaware General Corporation Law.

         Article XI of the Registrant's Bylaws provides for the indemnification of officers, directors and some other persons acting on behalf of the
Registrant:

         (a) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person by reason of the fact that such person was or is an authorized representative of the Registrant, in connection with a threatened, pending or completed proceeding other than an action by or in the right of the Registrant, whether civil or criminal, administrative or investigative, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and

         (b) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of a threatened, pending or completed proceeding by or in the right of the Registrant, by reason of the fact such person was or is an authorized representative of the Registrant, if such person acted under the standards set forth in section (a) above and if such person was not found liable for negligence or misconduct in the performance of a duty to the Registrant (or if so found liable, if a proper court found such person to be fairly and reasonably entitled to indemnification).

         The Registrant's Bylaws further provide for mandatory indemnification of authorized representatives of the Registrant who have been successful in defense of any proceeding described above or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred in connection with such defense.

         Article XI of the Registrant's Bylaws also provides that the Registrant may purchase and maintain insurance on behalf of directors and officers to cover any liability arising out of their status as directors and officers, whether or not the Registrant would have the power to indemnify such directors and officers against such liability under the provisions of the Delaware General Corporation Law. The Registrant does not maintain directors' and officers' liability insurance on behalf of its executive officers and directors.

         Section 7.5 of the Employment Agreement dated as of January 1, 2001 between the Registrant and Carmine T. Oliva, and Section 7.5 of the Employment Agreement dated as of May 1, 1998 between the Registrant and Graham Jefferies provide that the Registrant shall indemnify Mr. Oliva and Mr. Jefferies to the maximum extent permitted by applicable law and the Registrant's Bylaws against all costs, charges and expenses incurred or sustained by them in connection with any action, suit or other proceeding by reason of Mr. Oliva being an officer, director or employee of any subsidiary or affiliate of the Registrant or Mr. Jefferies being an officer, director or employee of the Registrant or any subsidiary or affiliate of the Registrant.

         As a result of the above-described provisions, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for any alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.       Exemption from Registration Claimed.
              -----------------------------------

         Not Applicable

ITEM 8.       Exhibits.
              --------

         4.1      MicroTel International, Inc. 2000 Stock Option Plan*

         5.1      Opinion of Rutan & Tucker, LLP

        23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

        23.2      Consent of BDO Seidman, LLP

        24.1      Power of Attorney (included on the signature page hereof)
---------------------

* Filed as an exhibit to the Registrant's Definitive Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on December 4, 2000 and incorporated herein by reference.

ITEM 9.       Undertakings.
              ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (except that paragraphs (i) and (ii) below shall not apply if the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by the Registrant to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on July 18, 2001.

                           MICROTEL INTERNATIONAL, INC.,
                           a Delaware corporation

                           By: /S/ CARMINE T. OLIVA
                           -----------------------------------------------------
                           Carmine T. Oliva, Chairman of the Board of Directors, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carmine T. Oliva, his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

                  SIGNATURE                         TITLE                                DATE
/S/ CARMINE T. OLIVA                     Chairman of the Board of Directors,           July 18, 2001
-------------------------------------    President and Chief Executive Officer
Carmine T. Oliva                         (Principal Executive Officer) and Director

/S/ RANDOLPH D. FOOTE                    Chief Financial Officer (Principal            July 18, 2001
-------------------------------------    Accounting and Financial Officer)
Randolph D. Foote

/S/ LAURENCE P. FINNEGAN, JR.            Director                                      July 18, 2001
-------------------------------------
Laurence P. Finnegan, Jr.

/S/ ROBERT B. RUNYON                     Director                                      July 19, 2001
-------------------------------------
Robert B. Runyon


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

      5.1         Opinion of Rutan & Tucker, LLP

     23.1         Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

     23.2         Consent of BDO Seidman, LLP

     24.1         Power of Attorney (contained on the signature page hereof)